UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2008

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

BGC Partners, Inc. (the “Company”) is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K”), filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2008, to report that Deloitte & Touche LLP (“Deloitte”) has completed its services for the fiscal quarter ended June 30, 2008 and to update certain disclosures contained in the Form 8-K.

As disclosed in the Form 8-K, on June 25, 2008 the Company determined to replace Deloitte with Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm effective as of the date of the completion of Deloitte’s review of the Company’s interim condensed consolidated financial statements for the fiscal quarter ending June 30, 2008. Deloitte’s services were completed, and such replacement became effective, on August 11, 2008 with the filing with the Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008.

During the period from the filing of the Form 8-K through the date hereof, there has been no disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or reportable event as defined in Item 304(a)(1)(v) of Regulation S-K except as disclosed in the Form 8-K. The Audit Committee has authorized Deloitte to respond fully to any inquiries of Ernst & Young.

The Company has furnished a copy of the above disclosures to Deloitte and requested that Deloitte provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.2 to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 16.2	Letter, dated August 15, 2008, from Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: August 15, 2008	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Co-Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.2	Letter, dated August 15, 2008, from Deloitte & Touche LLP.